Exhibit 99.1

FOR IMMEDIATE RELEASE

Universal Insurance Holdings, Inc. Reports Record Results for Second Quarter 2015

Achieved Highest Quarterly Net Income and Diluted EPS in Company History

Fort Lauderdale, FL, August 4, 2015—Universal Insurance Holdings, Inc. (NYSE: UVE) (or the “Company”) today reported record net income for the second quarter of 2015 of $24.7 million, an increase of 44.2% ($7.6 million) over the same period in 2014. Diluted earnings per share (EPS) was $0.69 for the second quarter of 2015, an increase of 40.9% ($0.20 per share) over the same quarter in 2014. This compares to net income of $17.1 million, or $0.49 per diluted share, for the same period in 2014.

“We are pleased to report another record quarter with sequential improvement in multiple financial measures as we continue to focus on excellence in all aspects of our business,” said Sean P. Downes, the Company’s Chairman, President and Chief Executive Officer. “The hard work and dedication of our tremendous employees as well as our loyal agency force continue to be key factors to our success. With the help of our peer leading agency force, we continue to focus on writing organically grown rate adequate business in all of our active states.

“We believe that the strategic changes and improvements we made to our reinsurance program will continue to drive financial improvements. Specifically, our 2015/2016 reinsurance program provides us with the necessary protection from significant storms and allows us, as a result of our improved capital position, to retain a greater share of our profitable business through the elimination of the quota share agreement. Our second quarter results reflect just one month of this quota share elimination, and we look forward to realizing additional value moving forward.

“As we enter the second half of the year, we remain confident in our ability to increase market share by targeting profitable, rate adequate business from our growing distribution channels, improve our financial condition, continue our geographic expansion efforts and deliver increasing returns to shareholders.”

Second-Quarter 2015 & Recent Highlights

•	Net earned premiums grew by $39.5 million, or 53.9%, to $112.9 million.

•	Total revenues increased by $36.6 million, or 42.1%, to $123.6 million.

•	Net income increased by $7.6 million, or 44.2%, to $24.7 million.

•	Diluted EPS grew by $0.20, or 40.9%, to $0.69 per share.

•	Paid dividends of $0.12 per share.

•	Eliminated quota share reinsurance with 2015-2016 reinsurance program.

•	Received Certificates of Authority from Michigan, Minnesota and Virginia.

Second-Quarter 2015 Results

Net income for the second quarter of 2015 of $24.7 million reflects an improvement across multiple measures including an increase in direct premiums written, net premiums written, net earned premiums, policy fees, net investment income and improvements in our loss ratio. The increase in net earned premiums reflects both growth in policies in force and lower reinsurance costs, including the reduction in the cession rate of the Company’s quota share reinsurance contracts to 30% effective June 2014, followed by the elimination of quota share reinsurance effective June 2015. To a lesser degree but an important strategic initiative is diversification of premium outside of Florida as the Company is now licensed to write premium in 13 states. The loss and loss adjustment expense ratio was improved to 35.2% in the second quarter of 2015 compared to 37.7% for the second quarter of 2014. The Company’s initiatives to expedite claims have resulted in savings, reducing the severity and duration of claims and costs associated with handling of claims.

Stockholders’ equity reached an all-time high of $255.3 million as of June 30, 2015 compared to $218.9 million (pro-forma) as of December 31, 2014.

First Six-Months 2015 Results

For the first six months of 2015, the Company’s net income was $47.0 million, an increase of $16.4 million, or 53.3%, compared to the same period of 2014. Diluted earnings per share for the first six months of 2015 was $1.31, an increase of $0.44, or 51.0%, compared to the same period of 2014.

Cash Dividends

On April 13, 2015, the Company announced that its board of directors declared a cash dividend of $0.12 per share of common stock which was paid on July 2, 2015 to shareholders of record on June 18, 2015.

If declared and paid as intended, the annual aggregate dividend in 2015 will be $0.48 for each common share.

Financial Results Presentation

The Company will make available an audio recording of a presentation discussing its second quarter 2015 financial results at approximately 5:00 pm Eastern on August 4, 2015. The presentation will be pre-recorded and there will be no opportunity for live questions. The audio recording of this presentation will be available at www.universalinsuranceholdings.com until September 4, 2015.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana and Pennsylvania. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended June 30, 2015.

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UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

	June 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$213,330	$115,397
Restricted cash and cash equivalents	2,635	2,635
Fixed maturities, at fair value	359,589	353,949
Equity securities, at fair value	38,515	19,642
Short-term investments, at fair value	100,025	49,990
Investment real estate, net	5,849	—
Prepaid reinsurance premiums	110,739	190,505
Reinsurance recoverable	38,157	55,187
Reinsurance receivable, net	716	7,468
Premiums receivable, net	59,171	50,987
Other receivables	4,524	2,763
Property and equipment, net	23,818	17,254
Deferred policy acquisition costs, net	62,181	25,660
Income taxes recoverable	12,949	5,675
Deferred income tax asset, net	10,250	11,850
Other assets	4,919	2,812

Total assets	$1,047,367	$911,774

LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$112,117	$134,353
Unearned premiums	455,882	395,748
Advance premium	29,303	17,919
Accounts payable	1,981	4,121
Book overdraft	2,725	5,924
Reinsurance payable, net	131,738	66,066
Income taxes payable	1,659	1,799
Dividends payable to shareholders	4,283	—
Other liabilities and accrued expenses	27,751	36,318
Long-term debt	24,600	30,610

Total liabilities	792,039	692,858

Contingently redeemable common stock	—	19,000
Issued shares—0 and 1,000
Outstanding shares—0 and 1,000
STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	—	—
Authorized shares—1,000
Issued shares—10 and 12

Outstanding shares—10 and 12
Minimum liquidation preference, $9.99 and $8.49 per share
Common stock, $.01 par value	456	448
Authorized shares—55,000
Issued shares—45,562 and 43,769
Outstanding shares—35,695 and 34,102
Treasury shares, at cost—9,867 and 9,667	(67,229)	(62,153)
Additional paid-in capital	62,845	40,987
Accumulated other comprehensive income (loss), net of taxes	(1,721)	(1,835)
Retained earnings	260,977	222,469

Total stockholders’ equity	255,328	199,916

Total liabilities, contingently redeemable common stock and stockholders’ equity	$1,047,367	$911,774

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30,
	2015	2014
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$249,971	$220,009
Ceded premiums written	(7,933)	(76,483)

Net premiums written	242,038	143,526
Change in net unearned premiums	(129,150)	(70,164)

Premiums earned, net	112,888	73,362
Net investment income (expense)	1,207	412
Net realized gains (losses) on investments	110	3,950
Commission revenue	3,474	3,670
Policy fees	4,352	3,899
Other revenue	1,560	1,696

Total premiums earned and other revenues	123,591	86,989

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	39,704	27,679
General and administrative expenses	42,667	28,901

Total operating costs and expenses	82,371	56,580

INCOME BEFORE INCOME TAXES	41,220	30,409
Income tax expense	16,516	13,283

NET INCOME	$24,704	$17,126

Basic earnings per common share	$0.71	$0.50

Weighted average common shares outstanding—Basic	35,019	33,968

Fully diluted earnings per common share	$0.69	$0.49

Weighted average common shares outstanding—Diluted	36,002	35,174

Cash dividend declared per common share	$0.12	$0.10

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Six Months Ended
	June 30,
	2015	2014
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$461,576	$411,926
Ceded premiums written	(114,430)	(198,132)

Net premiums written	347,146	213,794
Change in net unearned premiums	(139,898)	(76,625)

Premiums earned, net	207,248	137,169
Net investment income (expense)	2,069	930
Net realized gains (losses) on investments	281	4,852
Commission revenue	6,642	7,759
Policy fees	8,184	7,411
Other revenue	2,977	3,173

Total premiums earned and other revenues	227,401	161,294

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	73,294	54,504
General and administrative expenses	74,864	53,264

Total operating costs and expenses	148,158	107,768

INCOME BEFORE INCOME TAXES	79,243	53,526
Income tax expense	32,209	22,851

NET INCOME	$47,034	$30,675

Basic earnings per common share	$1.35	$0.91

Weighted average common shares outstanding—Basic	34,800	33,696

Fully diluted earnings per common share	$1.31	$0.87

Weighted average common shares outstanding—Diluted	35,987	35,450

Cash dividend declared per common share	$0.24	$0.20

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449